UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2012

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway, San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Align Technology, Inc. (the “Company”) was held on May 23, 2012. At the Annual Meeting, the shareholders voted on the following three proposals and cast their votes as described below. For more information about these proposals, see the Company’s proxy statement dated April 18, 2012, the relevant portions of which are incorporated herein by reference.

Proposal 1

The eight nominees who received the highest number of votes (out of the eight individuals named below) were elected to the Board of Directors and will serve as directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

Director Nominee	Votes For	Withheld	Non-Votes
David E. Collins	64,510,977	6,477,449	4,937,334
Joseph Lacob	66,178,588	4,809,838	4,937,334
C. Raymond Larkin, Jr.	66,713,948	4,274,478	4,937,334
George J. Morrow	64,521,517	6,466,909	4,937,334
Dr. David C. Nagel	62,217,394	8,771,032	4,937,334
Thomas M. Prescott	66,725,518	4,262,908	4,937,334
Greg J. Santora	66,722,495	4,265,931	4,937,334
Warren S. Thaler	66,714,789	4,273,637	4,937,334

Proposal 2

Proposal 2 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012, as described in the proxy materials. This proposal was approved.

For	74,826,928
Against	1,084,869
Abstain	13,963

Proposal 3

Proposal 3 was a management proposal to hold an advisory vote to approve the compensation of the Company’s named executive officers, as described in the proxy materials. This proposal was approved.

For	64,974,737
Against	5,864,973
Abstain	148,716
Non Votes	4,937,334

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2012	ALIGN TECHNOLOGY, INC.

	By:	/s/ Roger E. George
Roger E. George
Vice President, Legal & Corporate Affairs, General Counsel and Corporate Secretary